Exhibit 99.1
CrossFirst Bankshares, Inc. Receives Regulatory Approval to Complete
Acquisition of Farmers

& Stockmens

Bank / Central

Bank & Trust
LEAWOOD KANSAS
., November 7, 2022/PR Newswire/ -- CrossFirst

Bankshares Inc. (NASDAQ: CFB),
the bank holding company for CrossFirst Bank (“CrossFirst”),

announced today receipt of regulatory
approval from the Federal Deposit Insurance Corporation

to complete the previously announced
acquisition of Central Bancorp, Inc.’s (“Central”)

bank subsidiary,

Farmers & Stockmens Bank (“F&S
Bank”). F&S Bank currently has Central Bank & Trust

branches in Denver and Colorado Springs and
Farmers & Stockmens Bank branches in New Mexico.
CrossFirst and Central expect to complete the merger on or about

November 22, 2022, pending
satisfaction or waiver of customary closing conditions

set forth in the agreement.

“We are pleased to have received regulatory approval

to welcome Farmers & Stockmens Bank and
Central Bank & Trust clients and employees

to CrossFirst,” said Mike Maddox, CrossFirst’s

Chief
Executive Officer." The expected combination of

our companies reinforces

the strong strategic and
cultural fit, and I am truly excited about the positive impact we will have in the communities we serve as
we become extraordinary together.”
We believe the acquisition accelerates CrossFirst’s

growth trajectory and strengthens the company's
financial profile for continued success. CrossFirst

will build on Farmers & Stockmens and Central Bank &
Trust’s footprint to reach a

broad range of clients and expand into new regions.

Scott Page, Chief Executive Officer of F&S

Bank, will assume the role of Regional President at CrossFirst
Bank and play a key role in the integration. “We

are delighted to join a bank that shares our cultural
values and commitment to clients,” said Page. “Combining

the strengths of our teams will provide our
clients expanded capabilities with the addition of CrossFirst’s comprehensive set of products, services,
and systems.”

Banking locations for Farmers & Stockmens Bank and Central

Bank & Trust are expected to continue

to
operate under their respective names until full integration

is complete, which is anticipated to take place

in
the first half of 2023. As the companies work to combine

systems,

clients should not experience any
changes to their banking and should continue using their

current banking locations, checks, debit/credit
cards, digital banking and other banking services. Signage

and documents will begin to reflect CrossFirst
Bank’s name upon closing as systems are combine

d.
This approval follows prior approvals or non-objection letters from the Office of State Bank Commissioner
of Kansas, Colorado Department of Regulatory Agencies

(Division of Banking), and New Mexico
Regulation & Licensing Department (Financial Institutions Division),

and shareholders of Central. No
further bank regulatory approvals are required to complete

the merger of CrossFirst and F&S Bank.
About CrossFirst Bankshares, Inc.
CrossFirst Bankshares, Inc. (Nasdaq: CFB) is a Kansas corporation and a registered bank holding
company for its wholly owned subsidiary CrossFirst

Bank, which is headquartered in Leawood, Kansas.
CrossFirst Bank has nine full-service banking locations

in Kansas, Missouri, Oklahoma, Texas,

and
Arizona that offer products and services to businesses,

professionals, individuals, and families. For more
information, visit crossfirstbank.com.

Certain statements in this press release which are not

historical in nature are intended to be forward-
looking statements for purposes of the safe harbor provided

by Section 27A of the Securities Act of 1933,
as amended, and Section 21E of the Securities Exchange

Act of 1934, as amended. These forward-
looking statements include, but are not limited to, statements regarding the benefits of the proposed
merger of F&S Bank into CrossFirst,

statements related to the expected completion and timing

of the
completion of the merger, and the

combined company’s plans, objectives, expectations

and intentions.
Forward-looking statements often, but not always, inclu

de words such as “believe,” “expect,” “plans”,
“should” “will” or the negative of these words, variations

thereof or other similar words and expressions.
These forward-looking statements are subject to numerous

assumptions, risks and uncertainties, which
change over time. Because forward-looking statements

are subject to assumptions and uncertainties,
actual results or future events could differ,

possibly materially,

from those that CrossFirst anticipated in its
forward-looking statements. Factors that could cause

or contribute to such differences include, but are not
limited to, the following: the expected benefits of the acquisition may not materialize in the timeframe
expected or at all, or may be more costly to achieve; the acquisition may not be timely completed, if at all;
the occurrence of any event, change or other circumstances

that could give rise to the right of one or both
of the parties to terminate the definitive transaction agreement;

prior to the completion of the acquisition
or thereafter, CrossFirst’s

and F&S Bank’s respective businesses may not

perform as expected due to
transaction-related uncertainty or other factors; the parties may be unable to successfully implement
integration strategies; closing conditions other than regulatory approval may not be satisfied in a timely
manner or at all; and reputational risks and risks relating to the reaction of the companies’ customers or
employees to the transaction, including the effects on the ability of CrossFirst to attract or retain
customers and key personnel; diversion of management time on acquisition-related issues. Such risks,
uncertainties and factors could harm CrossFirst’s

or F&S’s business, financial position, and results

of
operations, and could adversely affect the timing and anticipa ted benefits of the proposed acquisition.
Additional discussion of these and other risks, uncertainties and factors affecting CrossFirst’s business

is
contained in CrossFirst’s filings with the Securities and

Exchange Commission. The reader should not
place undue reliance on forward-looking statements since

the statements speak only as of the date that
they are made. Except as required by law,

CrossFirst undertakes no obligation to update or revise
forward-looking statements to reflect changed assumptions,

the occurrence of unanticipated events, or
changes in our business, results of operations or financial condition over time.
Media Contact
Meggin Nilssen | CrossFirst Bank
913-302-1915 | meggin.nilssen@crossfirstbank.com

Investor Contact
Heather Worley | CrossFirst Bankshares, Inc.
214-676-4666 | heather@crossfirst.com